Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation

Zhejiang Haowei Technology Co., Ltd.	Hangzhou, China

Zhejiang Nanomicro Technology Co., Ltd.	Hangzhou, China

Zhejiang NanoBlock Technology Co., Ltd.	Hangzhou, China

HongKong Metacomputer Internation Limited	Hong Kong

Zhejiang Ipollo Technology Co., Ltd.	Hangzhou, China

Nano Labs HK Limited	Hong Kong

Xinjiang Ipollo Technology Co., Ltd.	Xinjiang, China

Nano Labs Inc	BVI

Zhejiang Weike Technology Co., Ltd.	Hangzhou, China

IPOLLO PTE. LTD.	Singapore

Ipollo Tech Inc	BVI

Nano Technology HK Limited	Hong Kong

Ipollo HK Limited	Hong Kong

Nano Tech Cayman Ltd	Cayman

Zhejiang Metaverse Technology Co., Ltd.	Hangzhou, China

Ipollo Tech Ltd	Cayman

Haowei Technology (Shaoxing) Co., Ltd.	Shaoxing, China

Shenzhen Matamata Technology Co., Ltd.	Shenzhen, China

Meta Step HK Limited	Hong Kong

Tsuki HK Limited	Hong Kong

Shanghai Metameta Technology Co., Ltd.	Shanghai, China

Hainan Metameta Technology Co., Ltd.	Hainan, China

ShenzhenMatavos Technology Co., Ltd.	Shenzhen, China

Haoweiverse (Shaoxing) Technology Co., Ltd.	Shaoxing, China

Metaski (Shaoxing) Technology Co., Ltd.	Shaoxing, China

Metameta (Shaoxing) Technology Co., Ltd.	Shaoxing, China

Metaverse (Shaoxing) Technology Co., Ltd.	Shaoxing, China

IPOLLO (DB) MINER LIMITED	Hong Kong